EXHIBIT 10.1

COMMERCIAL PROPERTY LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made and entered into as of this 9 day of November, 2015 by and between FLAMINGO BUSINESS PARK, (the "Landlord") MARK GITELMAN dba GETELMAN CORP. (“the "Tenant").

1. LEASE OF PREMISES. Subject to the terms and conditions stated in this Lease, Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby lease, take and receive from Landlord (a) that certain property commonly known as Flamingo Business Park 2235 East Flamingo Rd. Suite 355, Las Vegas NV 89119 (the "Leased Premises").

2. TERM. The term of this Lease shall be on an monthly basis, commencing November 9th, 2015 with rent due on the first of each month. The term of this lease and Tenants obligation to pay rent hereunder shall commence on the date first set forth above.

3. PAYMENTS

3.1. Rent. Tenant agrees to pay to Landlord as basic monthly rent (the "Rent") at such place as Landlord may designate without prior demand therefore and without any deduction or offset whatsoever, the sum of $250.00. Said Rent shall be due and payable on the First day of each month. If any payment is not made by the fifth day following the due date of the payment, then there shall be added to the payment an amount equal to ten (10%) percent of the payment as an agreed late charge every month in which a payment is delinquent.

3.2. Security Deposit. Tenant shall also pay to Landlord a "Security Deposit" in the amount of $250.00 . The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If the tenant fails to complete the full term of the lease, the tenant will forfeit his security deposit. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

4. “AS IS” LEASE. Tenant acknowledges that it has been in occupancy of the Leased Premises prior to the date of this Lease, and agrees that it accepts the Leased Premises in the condition in which the Leased Premises exist as of the date of this Lease (that is, “as is” and “where is,” with all faults), without any representation or warranty whatsoever from Landlord.

5. USE.

5.1. Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for the limited purposes for which the Leased Premises is currently being used by Tenant as of the date of this Lease, and for no other purpose whatsoever without the prior written consent of Landlord. Tenant will at its sole cost and expense comply with all governmental laws, ordinances, regulations, and requirements, of any lawful governmental body of authorities having jurisdiction over the Leased Premises which are now in force or which hereafter may be in force; keep the Leased Premises in a clean, neat and orderly condition, free of objectionable noise, odors, or nuisance; in all respects and at all times fully comply with all health and policy regulations; and not suffer, permit, or commit any waste.

5.2. Hazardous Waste. Tenant agrees not to keep or use or permit to be kept or used on the Leased Premises any hazardous substance, hazardous waste or hazardous material, as defined under any “Environmental Law” (defined as all federal, state and local laws, ordinances or regulations), except for such amounts as are the lawful activities of Tenant that are part of the ordinary course of Tenant’s business in accordance with the permitted use as provided in this Lease.

6. UTILITIES AND SERVICE. Tenant shall be responsible for telephone, cable internet and/or any other business specific services. Landlord shall be responsible for Electric, gas, water and sewer only.

7. MAINTENANCE AND REPAIRS; ALTERATIONS, ACCESS.

7.1. Maintenance and Repairs by Landlord. Landlord, at Landlord's sole cost and expense and without prior demand, shall maintain the Leased Premises in good order, condition and repair, reasonable wear and tear excepted, and agrees to pay for all labor, materials and other repairs to the electrical wiring, plumbing, air conditioning and heating systems (including spring and summer servicing, and replacement of filters as recommended by the manufacturers). Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise allow Tenant the right to make repairs at Landlord’s expense or terminate this Lease because of Landlord’s failure to keep the Leased premises in good order, condition and repair.

7.2. Alterations. Tenant may not alter the Leased Premises without the prior written consent of Landlord in each instance. All alterations made by Tenant shall, unless Landlord requests removal, become Landlord's property and remain on the Leased Premises at the termination of this Lease without any compensation to Tenant. If Landlord demands or permits removal, Tenant will put that part of the Leased Premises into the same condition as existed prior to the alteration.

7.3. Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building. Landlord shall also have the right to enter the Leased Premises at all times to inspect it; to show it to prospective purchasers, mortgagees, tenants, and lessees; and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefore without the same constituting an actual or constructive eviction of Tenant in whole or in part. The rents reserved herein shall in no way abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages. Landlord may place upon the Leased Premises "For Sale” or “For Lease” signs which Tenant shall permit to remain thereon.

8. ASSIGNMENT AND SUBLETTING. Tenant shall not transfer, assign, mortgage or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance, provided that Landlord shall not unreasonably withhold its approval of an assignment or sublease.

9. INDEMNITY. Tenant shall indemnify Landlord and save it harmless from and against any and all suits, actions, damages, claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or the occupancy or use by Tenant of Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees, or concessionaires. Except for Landlord's gross negligence or willful misconduct, Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business. Tenant shall store its property in and shall use and enjoy the Leased Premises at its own risk, and hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage. Without limiting the generality of the foregoing, Tenant hereby acknowledges the termination of any and all rights or interests in and to the Leased Premises (other than the leasehold interest created pursuant to this Lease), and releases Landlord with respect to all claims, if any, related to any such previous right or interest in and to the Leased Premises.

10. INSURANCE.

10.1. Liability Insurance And Indemnity. Tenant shall, during the Term hereof, keep in full force and effect a policy of public bodily injury and property damage liability insurance with respect to the Leased Premises, with a coverage limit for such policy approved by Landlord in writing. The policy shall name Landlord and any other persons, firms or corporations designated by Landlord and Tenant as insured, including but not limited to Landlord’s property manager, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord. If Tenant fails to provide such insurance, Landlord may do so and charge same to Tenant.

10.2.

Fire and Casualty Insurance. Subject to the provisions of this Section 11.2, Landlord shall secure, pay for, and at all times during the Term hereof maintain, insurance providing coverage upon the Building improvements in an amount equal to the full insurable value thereof (as determined by Landlord) and insuring against the perils of fire, extended coverage, vandalism, and malicious mischief. Tenant will not permit said Leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or increase the insurance premiums in effect just prior to the commencement of this Lease.

10.3. Waiver Of Subrogation. Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

11. MECHANIC’S LIEN. Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord. If Tenant does not so comply with this provision, the Landlord may cause the lien to be removed and apply the cost thereof and any expenses associated with the removal, including reasonable attorney's fees, to be added as additional rent under this Lease.

12.

DEFAULT.

12.1.

Default by Tenant. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant (a) the failure by Tenant to make any payment or rent or any other payment required to be made by Tenant hereunder within a period of five (5) days after the same is due and payable; (b) the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by the Tenant, other than to make the payments set out in subsection (a) above, where such failure shall continue for a period often (10) days after written notice thereof to Tenant by Landlord; provided, however, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion; and (c) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy.

12.2.

Landlord’s Right to Re-enter and Relet Premises. In the event of any default or breach by Tenant, Landlord may elect to re-enter the Leased Premises, as herein provided, or take possession pursuant to legal proceedings or pursuant to any notice provided for by law, and Landlord may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises and relet said Leased Premises or any part thereof for such Term (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deed advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees, and to costs of such alterations and repair; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of further rent as the same may become due and payable hereunder. If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the costs of recovering the Leased Premises and reasonable attorney’s fees.

12.3. Other Rights and Remedies of Landlord. Each of the remedies set out in Section 13 and elsewhere in this Lease may be exercised jointly or severally with any of the remedies provided by this Lease or by law, at the option of the Landlord or any receiver or trustee; and any remedy election may be abandoned or terminated and may be resumed after such abandonment or termination, at the option of the Landlord or receiver or trustee. The rights and remedies herein set forth and granted to Landlord shall be cumulative and in addition to any and all other rights and remedies provided and given to Landlord under applicable law.

12.4. Landlord Default; Tenant’s Remedies. If Landlord materially defaults in performing any of its obligations under this Lease, and such default continues for thirty (30) calendar days after written notice of breach is given by Tenant to Landlord, Tenant, as its sole and exclusive remedy, may terminate the Lease pursuant to an additional written notice given by Tenant to Landlord; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default hereunder if Landlord commences performance within such thirty (30) day period and diligently proceeds in completion of such obligation.

13. PROVISIONS APPLICABLE AT TERMINATION OF LEASE.

13.1. Surrender of Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises in the same condition as they were in upon delivery of possession thereto under this Lease, normal wear and tear accepted, and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration or earlier termination of this Lease, the same subject to being deemed abandoned under applicable law, and upon compliance by Landlord with such law would become the property of Landlord.

13.2. Lease Term. This lease will continue on a month to month basis at the end of the term unless you notify us with a 30 day written notice that you will be leaving.

13.3. Attorneys' Fees. In case of a default by either party in its performance of its obligations of this Lease, the defaulting party shall pay all costs incurred in enforcing this Lease, or any other right arising out of such default, whether by suit or otherwise, including reasonable attorneys’ fees.

14. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein require d to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

15. SIGNS. Following Landlord's consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

16. PARKING. During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the nonreserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Building or in reasonable proximity thereto, for Tenant and Tenant's agents and employees. Tenant shall provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees. Separated structured parking, if any, located about the Building is reserved for tenants of the Building who rent such parking s paces. Tenant hereby leases from Landlord N/A spaces in such structural parking area, such spaces to be on a first come-first served basis. In consideration of the leasing to Tenant of such spaces, Tenant shall pay a monthly rental of  N/A  per space throughout the term of the Lease. Such rental shall be due and payable each month without demand at the time herein set for the payment of other monthly rentals, in addition to such other rentals.

17. JURY TRIAL WAIVER AND ALTERNATIVE DISPUTE PROVISIONS. To the fullest extent permitted by applicable law, each party waives its respective rights to a trial before a jury in connection with any action to interpret or enforce this Agreement, or otherwise arising out of or relating to this Agreement (“Disputes”). Disputes also include matters based on or arising from an alleged tort or involving either of our employees, agents, affiliates, or assigns of a party. Disputes do not include the enforceability or meaning of this paragraph, which matters may be determined only by a court. All Disputes shall be resolved by a judge sitting without a jury. If, but only if, a court determines for any reason that this jury waiver is not enforceable, then at any time prior to trial of the Dispute but not later than 30 days after entry of the order determining this jury waiver is unenforceable, any party shall be entitled to move that court for an order compelling alternative dispute resolution (“ADR”) by arbitration or judicial reference, as applicable (“ADR Order”). The ADR Order shall require the Dispute be resolved by binding arbitration administered by the National Arbitration Forum ("NAF") and heard in Salt Lake City, Utah. The ADR adjudicator will: (i) rule on dispositive motions and give effect to all applicable legal defenses; (ii) apply rules of evidence governing civil cases; (iii) prepare a reasoned statement of decision applying applicable law; and (iv) award recovery of all attorneys' fees and costs, ADR administration fees and costs, and adjudicator fees. Commencing ADR shall not prevent any party from seeking and obtaining from a court of competent jurisdiction provisional relief and the exercise of such rights shall not constitute a waiver of the right to submit any Dispute to ADR. Judgment upon the adjudicator’s award may be entered in any court having jurisdiction therefore.

18.1.

Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God.

18.2.

No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing signed by Landlord. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

18.3.

Notices. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person, overnight by a nationally recognized courier, or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified below, and (b) if to Tenant, either at the Leased Premises or the address for Tenant specified below. Either party may designate such other address as shall be given by written notice.

LANDLORD: Flamingo Business Park 2235 E. Flamingo Rd., Suite 301 Las Vegas , NV 89119 ATTN: Management

Tenant: MARK GITELMAN

18.4.

Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

18.5. Quiet Enjoyment. Tenant, upon payment of the rent and the performance of the terms of this Lease, shall, at all times during the Term (unless the Lease is terminated pursuant to the terms hereof prior to the expiration of the Term), peacefully and quietly enjoy the Leased Premises without any disturbance from the Landlord or from any person claiming by, through or under the Landlord, except as otherwise herein provided.

18.6. Landlord’s Lien. Tenant hereby grants to Landlord a lien upon the improvements, trade fixtures and furnishings of Tenant to secure full and faithful performance of all of the terms of this Lease.

18.7.

Entire Agreement. This Lease Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior discussions, understandings and agreements. Except as otherwise provided herein, this Lease may not be altered or amended except by subsequent written agreement executed by all of the parties hereto. Each party represents and warrants to the other that the signers of this Lease are authorized to do pursuant to all necessary corporate, company or partnership action. This Lease shall be governed by and construed under the laws of the state in which the Leased Premises is located.

18.8.

Rental Increases: N/A

18.9.

Termination Claus: Lease shall remain in full force and effect until the end of their said term.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

LANDLORD:

FLAMINGO BUSINESS PARK.

By: /s/ Lori Ridgeway

    Manager

TENANT: MARK GITELMAN

By: /s/ Mark Gitelman

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